SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 2, 2002

Cost Plus, Inc.

(Exact name of registrant as specified in its charter)

California	0-14970	94-1067973

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Fourth Street, Oakland, California	94607

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 893-7300

ITEM 5.    OTHER EVENTS

On October 3, 2002, Cost Plus, Inc. issued a press release regarding the settlement of its California employee overtime litigation which is subject to court approval. The court is expected to review the settlement in November 2002. The information contained in the press release is incorporated herein by reference.

ITEM 7.    EXHIBITS

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release dated October 3, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cost Plus, Inc.

Date: October 3, 2002	By:	/s/ John J. Luttrell
John J. Luttrell Senior Vice President and Chief Financial Officer